UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2014

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, the Compensation Committee (the "Committee") of the Board of Directors of Marathon Oil Corporation (the "Company") approved termination, effective November 1, 2014, of the Marathon Oil Corporation Officer Change in Control Severance Benefits Plan (Effective as of December 31, 2008) (the "2008 Plan"), which provides certain benefits upon a change of control of the Company to executive officers initially hired or promoted as an executive officer prior to October 26, 2011, including a named executive officer. The Committee also approved an amendment to the Marathon Oil Corporation 2011 Officer Change in Control Severance Benefits Plan (For Officers Hired or Promoted after October 26, 2011), which provides certain benefits upon a change of control of the Company to executive officers initially hired or promoted as an executive officer on or after October 26, 2011. The amendment, effective November 1, 2014, (i) renames the plan as the Marathon Oil Corporation 2011 Officer Change in Control Severance Benefits Plan, and (ii) provides that the plan will now cover all executive officers, irrespective of the date of hire or promotion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

November 3, 2014	By:	/s/ John R. Sult

Name: John R. Sult
Title: Executive Vice President and Chief Financial Officer